Exhibit 4.57

GENESIS ENERGY, L.P.,

GENESIS ENERGY FINANCE CORPORATION

and

the Guarantors named herein

5⅝% SENIOR NOTES DUE 2024
TWELFTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE
DATED AS OF JUNE 29, 2017
U.S. BANK NATIONAL ASSOCIATION,

Trustee

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Exhibit 4.57

This TWELFTH SUPPLEMENTAL INDENTURE, dated as of June 29, 2017 (this “Twelfth Supplemental Indenture”), is among Genesis Energy, L.P., a Delaware limited partnership (the “Company”), Genesis Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors, the party identified under the caption “New Guarantor” on the signature pages hereto (the “New Guarantor”) and U.S. Bank National Association, a national banking association, as Trustee.
RECITALS
WHEREAS, the Issuers, the Initial Guarantors and the Trustee entered into an indenture, dated May 15, 2014 (the “Base Indenture”), as amended, supplemented and modified by the Supplemental Indenture dated May 15, 2014 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated October 15, 2014, the Third Supplemental Indenture, dated as of December 17, 2014, the Fourth Supplemental Indenture, dated as of January 22, 2015, the Fifth Supplemental Indenture, dated as of February 19, 2015, the Sixth Supplemental Indenture, dated as of February 19, 2015, the Seventh Supplemental Indenture, dated as of June 26, 2015, the Eighth Supplemental Indenture, dated as of July 15, 2015, the Ninth Supplemental Indenture, dated as of September 22, 2015, the Tenth Supplemental Indenture dated as of December 11, 2015, and the Eleventh Supplemental Indenture, dated as of March 10, 2016, (such supplemental indentures, the “Supplemental Indentures”; and the Base Indenture, as supplemented by the Supplemental Indentures, the “Indenture”), pursuant to which the Issuers have issued $350,000,000 in the aggregate principal amount of 5⅝% Senior Notes due 2024 (the “Notes”);
WHEREAS, Section 8.01 of the First Supplemental Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the First Supplemental Indenture and the Base Indenture (as it relates to the Notes) in order to comply with Section 4.13 or 9.03 of the First Supplemental Indenture, without the consent of the Holders of the Notes; and
WHEREAS, all acts and things necessary to make this Twelfth Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed;
NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantor and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

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Exhibit 4.57

ARTICLE 1
Section 1.01. This Twelfth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
Section 1.02. This Twelfth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantor and the Trustee.
ARTICLE 2
From this date, in accordance with Section 4.13 or 9.03 of the First Supplemental Indenture and by executing this Twelfth Supplemental Indenture, the New Guarantor shall be subject to the provisions of the First Supplemental Indenture and the Base Indenture (as it relates to the Notes) to the extent provided for in Article Nine of the First Supplemental Indenture. The New Guarantor hereby becomes a party to the Indenture as a Guarantor with respect to the Notes and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor with respect to the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes.
ARTICLE 3
Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the First Supplemental Indenture.
Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Twelfth Supplemental Indenture. This Twelfth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.
Section 3.03. THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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Exhibit 4.57

Section 3.04. The parties may sign any number of copies of this Twelfth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[NEXT PAGE IS SIGNATURE PAGE]

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Exhibit 4.57

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed, all as of the date first written above.
GENESIS ENERGY, L.P.
By:    Genesis Energy, LLC,
    its general partner
By:    /s/ Robert V. Deere
Robert V. Deere
    Chief Financial Officer
GENESIS ENERGY FINANCE CORPORATION
By:    /s/ Robert V. Deere
Robert V. Deere
    Chief Financial Officer
GUARANTORS

GENESIS CO2 PIPELINE, L.P.
GENESIS CRUDE OIL, L.P.
GENESIS NATURAL GAS PIPELINES, L.P.
GENESIS PIPELINE TEXAS, L.P.
GENESIS PIPELINE USA, L.P.
GENESIS SYNGAS INVESTMENTS, L.P.

By:    GENESIS ENERGY, LLC,
    its general partner

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.57

By:    /s/ Robert V. Deere
Robert V. Deere
    Chief Financial Officer

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.57

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.57

GENESIS PIPELINE ALABAMA, LLC
GENESIS DAVISON, LLC
DAVISON PETROLEUM SUPPLY, LLC
DAVISON TRANSPORTATION SERVICES, LLC
RED RIVER TERMINALS, L.L.C. [LA]
TEXAS CITY CRUDE OIL TERMINAL, LLC
TDC, L.L.C.
GENESIS NEJD HOLDINGS, LLC
GENESIS FREE STATE HOLDINGS, LLC
DAVISON TRANSPORTATION SERVICES, INC.
TDC SERVICES, LLC
GENESIS CHOPS I, LLC
GENESIS CHOPS II, LLC
GEL CHOPS GP, LLC
GENESIS ENERGY, LLC
GENESIS MARINE, LLC
MILAM SERVICES, INC.
GEL TEX MARKETING, LLC
GEL LOUISIANA FUELS, LLC
GEL WYOMING, LLC
GENESIS SEKCO, LLC
GEL SEKCO, LLC
GENESIS RAIL SERVICES, LLC
GEL OFFSHORE PIPELINE, LLC
GENESIS OFFSHORE, LLC
GEL OFFSHORE, LLC
GENESIS ODYSSEY, LLC
GEL ODYSSEY, LLC
GENESIS POSEIDON, LLC
GEL POSEIDON, LLC
PRONGHORN RAIL SERVICES, LLC
GENESIS BR, LLC
BR PORT SERVICES, LLC
CASPER EXPRESS PIPELINE, LLC

AP MARINE, LLC
TBP2, LLC
GEL PRCS, LLC
POWDER RIVER EXPRESS, LLC
POWDER RIVER OPERATING, LLC
GEL TEXAS PIPELINE, LLC
THUNDER BASIN HOLDINGS, LLC
THUNDER BASIN PIPELINE, LLC
ANTELOPE REFINING, LLC
POWDER RIVER CRUDE SERVICES, LLC
GENESIS OFFSHORE HOLDINGS, LLC
GENESIS SAILFISH HOLDINGS, LLC
GENESIS POSEIDON HOLDINGS, LLC
CAMERON HIGHWAY OIL PIPELINE COMPANY, LLC
CAMERON HIGHWAY PIPELINE GP, L.L.C.
FLEXTREND DEVELOPMENT COMPANY, L.L.C.
GEL DEEPWATER, LLC
GEL IHUB, LLC
GENESIS DEEPWATER HOLDINGS, LLC
GENESIS GTM OFFSHORE OPERATING COMPANY, LLC
GENESIS IHUB HOLDINGS, LLC
GENESIS SMR HOLDINGS, LLC
HIGH ISLAND OFFSHORE SYSTEM, L.L.C.
MANTA RAY GATHERING COMPANY, L.L.C.
MATAGORDA OFFSHORE, LLC
POSEIDON PIPELINE COMPANY, L.L.C.
SAILFISH PIPELINE COMPANY, L.L.C.
SEAHAWK SHORELINE SYSTEM, LLC
SOUTHEAST KEATHLEY CANYON PIPELINE COMPANY, L.L.C.
GENESIS TEXAS CITY TERMINAL, LLC
DEEPWATER GATEWAY, L.L.C.

By: /s/ Robert V. Deere Robert V. Deere Chief Financial Officer

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.57

GEL CHOPS I, L.P.
GEL CHOPS II, L.P.

By:    GEL CHOPS GP, LLC,
its general partner

By:    /s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

CAMERON HIGHWAY PIPELINE I, L.P.

By:	CAMERON HIGHWAY PIPELINE GP, L.L.C.,
its general partner

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.57

By:    /s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.57

NEW GUARANTOR

GEL PIPELINE OFFSHORE, LLC

By:    /s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer

[Signature Page to Twelfth Supplemental Indenture]

Exhibit 4.57

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:     /s/ Steven A. Finklea
Steven A. Finklea, CCTS
    Vice President

[Signature Page to Twelfth Supplemental Indenture]